UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Case Decided: April 16, 2009
Notice to Reporting Company:  April 17, 2009
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CHDT CORP.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
organization)		Identification No.)

350 JIM MORAN BLVD., #120
DEERFIELD BEACH, FLORIDA 33442
 (Address of principal executive offices)

(954) 252-3440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 FR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
       Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01:  On April 16, 2009, the U.S. Court of Appeals for the Second Circuit in New York City vacated the trial court’s dismissal of the plaintiffs’ amended complaint in Celeste Trust et al. v. CBQ, Inc. (former name of CHDT Corporation) (Docket #07-1701-cv), decided April 16, 2009) on the grounds that a prior settlement agreement with a third party and the plaintiffs applied to the action against CBQ, Inc. and the amended complaint was barred by the doctrine of res judicata. The case has been remanded to the trial court for further proceedings. As of the date of this Report, the CHDT Corporation intends to defend against this complaint in any further proceedings in the U.S. District Court for the Southern District of New York, which court will act as the trial court in this matter. The foregoing summary is qualified in its entirety by the full text of the Second Circuit Court’s opinion as set forth as Exhibit 99.1 to this Report.

EXHIBIT NUMBER	DESCRIPTION

Ex. 99.1	U.S. Court of Appeals for the Second Circuit decision in Celeste Trust et al. v. CBQ, Inc., (Docket # 07-1701-cv, decided April 16, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

 CHDT CORPORATION

Date: April 20, 2009

/s/ Howard Ullman, Chairman
Howard Ullman, Chairman

EXHIBIT NUMBER	DESCRIPTION

Ex. 99.1	U.S. Court of Appeals for the Second Circuit decision in Celeste Trust et al. v. CBQ, Inc., (Docket # 07-1701-cv, decided April 16, 2009)